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                                                                  Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-64556 of Adelphia Communications Corporation on Form S-3 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of Adelphia Communications Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.




Deloitte & Touche LLP


Pittsburgh, Pennsylvania
December 14, 2001